Exhibit 99.1

NanoString Provides Preliminary Financial and Operational Highlights for Third Quarter of 2023
- Record Q3 Revenue of Over $48 Million, 63% Year on Year Growth, Above Upper End of Q3 Guidance Range -
- Implementing Reorganization of R&D and Manufacturing Operations to Improve Path to Profitability -
SEATTLE - October 10, 2023 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported preliminary financial and operational highlights for the third quarter ended September 30, 2023, as well as a reorganization designed to accelerate the Company’s path to profitability.
“Our teams delivered strong revenue results for the third quarter, with preliminary results exceeding consensus estimates and the high end of our guidance range,” said Brad Gray, President and CEO of NanoString. “In addition, we began important steps to deliver on our commitment to improve our financial profile.”
“As part of our Company’s evolution and with a focus toward achieving profitability, we have decided to reorganize our research and development and manufacturing operations. As part of this reorganization, we expect to reduce expenses by more than $15 million on an annualized basis,” continued Mr. Gray. “While we are confident these changes focus our investments on the activities that are best for NanoString’s future success, we will have to part ways with many wonderful colleagues. I would like to thank our team for their commitment, innovation and hard work.”
“With strong revenue growth and improved working capital, we were able to reduce our cash burn by about 50% over the prior quarter,” said Thomas Bailey, Chief Financial Officer of NanoString. “We expect our reorganization will further reduce our expenses and net operating loss in the fourth quarter and 2024.”
Preliminary Third Quarter Financial Results
•Revenue is expected to be over $48 million, representing year on year growth of more than 60%, above the upper end of our guidance range of $45 to $47 million and above the consensus revenue estimate of approximately $46 million
•Spatial biology revenue is expected to be approximately $29 million, above the upper end of our guidance range of $27 to $28 million and above the consensus revenue estimate of approximately $27 million
•nCounter revenue, inclusive of all service and other revenue, is expected to be approximately $19 million, at the upper end of our guidance range of $18 to $19 million and in line with the consensus revenue estimate of approximately $19 million
Third Quarter Highlights
Spatial Biology
•Accelerated CosMx shipments during Q3, resulting in Q3 spatial biology instrument revenue growth of approximately 348% year-over-year
•Successfully defended sizeable CosMx SMI instrument order book, fulfilling or retaining approximately 95% of cumulative orders as of September 30, 2023
Operating Expenses and Cash
•Commenced implementing a reorganization of the Company’s research and development and manufacturing departments and activities, which is expected to eliminate approximately 110 positions from the Company and reduce expenses by over $15 million on an annualized basis. A charge of approximately $5 million is expected to be incurred in the fourth quarter of 2023 primarily as a result of severance and support being provided to transitioning employees
•Reduced use of cash to approximately $20 million during the third quarter, as compared to about $37 million in the second quarter, with further improvement expected in the fourth quarter and in 2024
These preliminary results are based on management’s initial analysis of operations for the quarter ended September 30, 2023 and are subject to further internal review.
Third Quarter Conference Call
The Company plans to release full operating results for the third quarter of 2023 after the close of trading on Monday, November 6, 2023. Company management will host a conference call beginning at 4:30pm ET to discuss those results and provide updated financial guidance.
Investors and other interested parties should register for the conference call in advance by visiting https://conferencingportals.com/event/aLWevwch. Following registration, an email confirmation will be sent that includes dial-in details and unique conference call codes for entry. Registration is open throughout the call but to ensure connection for the full call, registration in advance is recommended.
The link to the webcast and audio replay will be made available at the Investor Relations website: nanostring.com.
A replay of the call will be available beginning November 6, 2023, at 7:30pm ET through midnight on November 13, 2023. To access the replay, dial (800) 770-2030 or (647) 362-9199 and reference Conference ID: 72369. The webcast will also be available on the Company’s website for one year following the completion of the call.
About NanoString Technologies, Inc.
NanoString Technologies, a leader in spatial biology, offers an ecosystem of innovative discovery and translational research solutions, empowering our customers to map the universe of biology. The GeoMx® Digital Spatial Profiler is a flexible and consistent solution combining the power of whole tissue imaging with gene expression and protein data for spatial whole transcriptomics and proteomics. The CosMx™ Spatial Molecular Imager is a single-cell imaging platform powered by spatial multiomics enabling researchers to map single cells in their native environments to extract deep biological insights and novel discoveries from one experiment. The AtoMx™ Spatial Informatics Platform is a cloud-based informatics solution with advanced analytics and global collaboration capabilities, enabling powerful spatial biology insights anytime, anywhere. At the foundation of our research tools is our nCounter® Analysis System, which offers a secure way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our preliminary estimates of operating and financial results, including cash burn, for the quarter ended September 30, 2023 and future periods, expectations for demand for our products and growth in our business, the impact of new products and expansion into new markets, the growth trajectory of our nCounter and spatial biology franchises, the nature, timing and scope of potential workforce reductions, the expected costs of and expected cost savings from workforce reductions and the anticipated period time over which such costs will be paid and cost savings will be realized. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include the risk that our actual financial results for the quarter ended September 30, 2023 differ from the estimates presented in the news release; market acceptance of our products; adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, and product development on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; the actual costs of and actual cost savings from the workforce reductions may differ from our expectations; as well as the other risks set forth in our filings with the Securities and Exchange Commission. Furthermore, we are in the process of finalizing our financial results for the quarter ended September 30, 2023, and therefore our final results and final analysis of those results are not yet available. The preliminary expectations regarding third quarter 2023 financial and operational performance, including third quarter 2023 revenue, are the responsibility of management and are subject to management’s review. Actual results could differ from management’s expectations due to the completion of our quarter-end closing procedures, final adjustments and developments that may arise between now and the time our financial and operational results for the quarter ended September 30, 2023 are finalized. You should not draw any conclusions as to any other financial or operational results as of and for the quarter ended September 30, 2023 based on the foregoing estimates and you should read our unaudited consolidated financial statements for the quarter ended September 30, 2023 once they become available. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, AtoMx and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768